Exhibit 10.5

AIRGAS, INC.
DEFERRED COMPENSATION PLAN II
Amendment No. 1
This AMENDMENT NO. 1 (this “Amendment”) to the Airgas, Inc. (the “Company”) Deferred Compensation Plan II (As Amended and Restated Effective September 1, 2015) (the “Plan”) is made and entered into effective as of April 5, 2016.

1.	Section 2.12 of the Plan is hereby amended by adding the following sentence immediately after the end thereof:
“Notwithstanding the foregoing, for Bonuses earned in respect of calendar year 2016 and each subsequent calendar year, “Deferral Period” means the calendar year.”

2.	Section 3.1(b)(i) of the Plan is hereby amended by adding the following at the end thereof:
“or, in the case of Salary or Directors’ Fees earned in respect of calendar year 2017 or any subsequent calendar year, no later than 11:59pm on December 31 of the year before such Salary or Directors’ Fees are earned (or such earlier date as the Committee may determine in its discretion).”

3.	Section 3.1(b)(ii) of the Plan is hereby amended by adding the following at the end thereof:
“or, in the case of a Bonus earned in respect of calendar year 2016 or any subsequent calendar year, no later than 11:59pm on June 30 of the Deferral Period to which the Deferral Commitment relates (or such earlier date as the Committee may determine in its discretion).”

4.
Miscellaneous. Except as expressly contemplated hereby, the terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, has executed this Amendment on behalf of the Company as of the date first above written.

AIRGAS, INC.

By: /s/ Michael L. Molinini
Name: Michael L. Molinini
Title: President and CEO

[Signature Page to Amendment No. 1 to the Airgas, Inc. DCP II]